Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 15, 2023, with respect to the consolidated financial statements of Nuvation Bio Inc., incorporated herein by reference.

/s/ KPMG LLP

Short Hills, New Jersey

March 16, 2023